Exhibit 5.1

March 8, 2024

Spire Global, Inc.
8000 Towers Crescent Drive, Suite 1100

Vienna, Virginia 22182

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Spire Global, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration of the resale from time to time, pursuant to Rule 415 of the Securities Act, of an aggregate of up to 833,333 shares of the Company’s common stock, par value $0.0001 per share (the “Resale Shares”), by Signal Ocean Ltd (the “Selling Stockholder”), all of which Resale Shares were issued to such Selling Stockholder on February 8, 2024 pursuant to the terms and subject to the conditions of that certain Securities Purchase Agreement, dated as of February 4, 2024 (the “Purchase Agreement”), by and among the Company and the Selling Stockholder, and are held by such Selling Stockholder as of the date hereof.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

For purposes of this opinion letter, we have examined the Registration Statement, the Company’s Restated Certificate of Incorporation, as amended and currently in effect, the Company’s Amended and Restated Bylaws, as currently in effect, an executed copy of the Purchase Agreement and the resolutions of the Company’s Board of Directors authorizing the Purchase Agreement and the issuance of the Resale Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinion hereinafter expressed and have made such examination

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of statutes and decisions and reviewed such questions of law as we have deemed relevant and necessary in connection with the opinion hereinafter expressed.

As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof. We have assumed, without investigation, the following: (a) the genuineness of signatures, including electronic signatures, appearing upon agreements, instruments, certifications, documents, and proceedings, (b) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed, and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based on and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance of the Resale Shares, and that the Resale Shares are validly issued, fully paid and nonassessable.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other laws.

This opinion letter is rendered as of the date first written above, and we assume no responsibility for updating this opinion letter or the opinion set forth herein to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of such opinion. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Resale Shares.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

_/s/ Faegre Drinker Biddle & Reath LLP________

FAEGRE DRINKER BIDDLE & REATH LLP